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                                                                    EXHIBIT 4.14

                                  NELNET, INC.
                          EMPLOYEE SHARE PURCHASE PLAN

                  1.       PURPOSE.

                  The purpose of the Nelnet, Inc. Employee Share Purchase Plan is to provide eligible employees the opportunity to purchase Nelnet, Inc. Class A Common Stock on a basis that qualifies for the tax treatment prescribed by
Section 423 of the Code.

                  2.       DEFINITIONS.

                  The following terms, when used in the Plan, shall have the following meanings:

                  (a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include any successor provisions.

                  (c) "Committee" means the Compensation Committee of the Board, or such other committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.

                  (d) "Common Stock" means Class A Common Stock, par value $.01 per share, of the Company.

                  (e) "Company" means Nelnet, Inc., a Nebraska corporation, or any successor corporation.

                  (f) "Fair Market Value" on a particular date means the mean between the highest and lowest sales prices of a share of Common Stock on the principal stock exchange or stock market on which the Common Stock may be listed or admitted to trading. If there were no sales on such date, the respective prices on the most recent prior day on which sales were reported shall be used. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with Section 423 of the Code and shall mean the value as so determined.

                  (g) "Offering" means a period, designated by the Committee in accordance with the provisions of Section 6 hereof, on the first day of which options will be granted to eligible employees pursuant to Section 8(a) hereof and on the last day of which such options will be deemed exercised or will expire, as applicable, in accordance with Section 8(b) hereof.

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                  (h)      "Participant" or "Participating Employee" means an
employee of the Company or a Participating Subsidiary who is eligible to participate in an Offering under the Plan pursuant to Section 5 below and who elects to participate in such Offering in accordance with Section 6 below.

                  (i) "Participating Subsidiary" means, with respect to an Offering under the Plan, a Subsidiary the employees of which are authorized by the Committee as provided in Section 5 below to participate in such Offering.

                  (j) "Plan" means the Nelnet, Inc. Employee Share Purchase Plan, as amended from time to time.

                  (k)      "Parent" means a parent corporation as defined in
Section 424(e) of the Code, including a corporation which becomes such a parent in the future.

                  (l) "Subsidiary" means a subsidiary corporation as defined in Section 424(f) of the Code, including a corporation which becomes such a subsidiary in the future.

                  (m) "Total Compensation" means, with respect to any Offering, the cash compensation paid to a Participating Employee by the Company or a Participating Subsidiary during the Offering for services, including overtime, premium pay, commissions and annual bonus, in each case prior to reduction for pre-tax contributions made to a plan or salary reduction contributions made to a plan excludable from income under Sections 125 or 402(g) of the Code; provided, however, that "Total Compensation" shall not include severance pay, stay-on bonuses, retirement income, welfare benefits or income derived from stock options, stock appreciation rights or other equity-based compensation.

                  3.       ADMINISTRATION.

                  (a) The Plan shall be administered by the Compensation Committee of the Board, or if designated by the Board such other committee of the Board consisting of two or more directors.

                  (b) Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:

                  (i) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

                  (ii) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.

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                  (c)      The interpretation by the Committee of the terms and
conditions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

                  (d) Members of the Board, members of the Committee and persons to whom authority is delegated under Section 3(e) below acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

                  (e) The Committee may delegate its authority to administer the Plan to any individuals as the Committee may determine and such individuals shall serve solely at the pleasure of the Committee. Any individuals who are authorized by the Committee to administer the Plan shall have the full power to act on behalf of the Committee, but shall at all times be subordinate to the Committee and the Committee shall retain ultimate authority for the administration of the Plan.

                  4.       STOCK SUBJECT TO THE PLAN.

                  (a) Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 1,000,000 shares of Common Stock.

                  (b) If the number of shares of Common Stock that Participating Employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular Offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participating Employees in such manner as it deems fair and equitable.

                  (c) In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spinoff or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding Offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the purchase price of shares in the current Offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.

                  (d) Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchasing such shares on the open market or from private sources, or by issuing authorized but unissued shares of Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including

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without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company's obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time.

                  5.       ELIGIBILITY.

                  All employees of the Company and any Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall comply with the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) no employee shall be eligible to participate in the Plan if his or her customary employment is 20 hours or less per week or for not more than five months in any calendar year, unless the Committee determines otherwise on a uniform and non-discriminatory basis, (c) the Committee may (but need not) in its discretion exclude employees who have been employed by the Company or a Participating Subsidiary less than two years and/or highly compensated employees within the meaning of Section 414(q) of the Code from being eligible to participate in the Plan or any Offering, but unless and until otherwise determined by the Committee, only employees who have been employed less than six months will be excluded, (d) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or any Parent or Subsidiary (with the rules of Section 424(d) of the Code applicable in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options, whether or not such options qualify for the special tax treatment afforded by
Section 421 (a) of the Code, shall be treated as stock owned by the employee), and (e) all Participating Employees shall have the same rights and privileges except as otherwise permitted by Section 423(b)(5) of the Code.

                  6.       OFFERINGS; PARTICIPATION.

                  The Company may make Offerings of up to 27 months' duration each, to eligible employees to purchase shares of Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the number, commencement date and duration of any Offerings shall be determined by the Committee in its sole discretion; provide, however, that, unless the Committee determines otherwise, (a) the first Offering shall commence as soon as practicable following the effectiveness of the Company's initial public offering and shall extend through June 30, 2004, and (b) a new six-month Offering will commence immediately after the end of the previous Offering. The duration of any Offering need not be the same as the duration of any other Offering, and more than one Offering may commence or

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terminate on the same date if the Committee so provides. Subject to such rules and procedures as the Committee may prescribe, an eligible employee may elect to participate in an Offering at such time(s) as the Committee may permit by authorizing a payroll deduction for such purpose in one percent increments of up to a maximum of twenty percent (20%) of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. Participant elections may be made in any manner deemed appropriate by the Committee from time to time, including by voice response or through the Internet. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions; provided, however, that in no event shall an employee's contributions (excluding interest, if any, credited pursuant to Section 7(a) below) from all sources in any Offering exceed twenty percent (20%) of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an Offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary.

                  7.       PAYROLL DEDUCTIONS.

                  (a) The Company will maintain payroll deduction accounts on its books for all Participating Employees, and may (but need not) credit such accounts with interest if (and only if) the Committee so directs at such rate (if any) as the Committee may prescribe. All employee contributions and any interest thereon which the Committee may authorize in accordance with the preceding sentence shall be credited to such accounts. Employee contributions and any interest credited to the payroll deduction accounts of Participating Employees need not be segregated from other corporate funds and may be used for any corporate purpose.

                  (b) At such times as the Committee may permit and subject to such rules and procedures as the Committee may prescribe, a Participating Employee may suspend his or her payroll deduction during an Offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an Offering.

                  (c) Any balance remaining in an employee's payroll deduction account after shares have been purchased in an Offering pursuant to
Section 8(b) below will be refunded to the Participating Employee. Upon termination of the Plan, all amounts in the accounts of Participating Employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.

                  (d) In the event of the termination of a Participating Employee's employment for any reason, his or her participation in any Offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in such employee's account shall be paid as soon as practicable following such termination of employment to the employee, or, in the event of such employee's death, to such employee's beneficiary

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designated under this Plan or, in the absence of such a beneficiary designation, to such employee's estate.

                  8.       PURCHASE; LIMITATIONS.

                  (a) Subject to Section 5 above and within the limitations of Section 8(d) below, each person who is an eligible employee of the Company or a Participating Subsidiary on the first day of an Offering under the Plan is hereby granted an option, on the first day of such Offering, to purchase up to a number of whole shares of Common Stock at the end of such Offering determined by dividing twenty percent (or such lesser percentage as may be specified by the Committee as the maximum employee contribution percentage in such Offering) of such employee's Total Compensation with respect to such Offering, plus such interest (if any) as the Committee may authorize to be credited during such Offering in accordance with Section 7(a) above, by 85 percent of the Fair Market Value of a share of Common Stock on the first date of such Offering or on the last date of such Offering; provided, however, provided that in no event shall the number of shares of Common Stock that may be purchased under any such option exceed 2500 shares or such higher or lower number of shares as the Committee may have specified in advance of such Offering as the maximum amount of stock which may be purchased by an employee in such Offering. The purchase price of such shares under such options shall be determined in accordance with Section 8(c) below. The Company's obligation to sell and deliver Common Stock in any Offering or pursuant to any such option shall be subject to the approval of any governmental authority whose approval the Committee determines it is necessary or advisable to obtain in connection with the authorization, issuance, offer or sale of such Common Stock.

                  (b) As of the last day of the Offering, the payroll deduction account of each Participating Employee shall be totaled. Subject to the provisions of Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more whole shares of Common Stock at the price determined under Section 8(c) below, the Participating Employee shall be conclusively deemed to have exercised the option granted pursuant to Section 8(a) above for as many whole shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions and including any interest credited to the account) at the end of the Offering can purchase (but in no event for more than the total number of shares that are subject to the option); such employee's account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company's record keeper will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Any option granted pursuant to Section 8(a) above which is not deemed exercised as of the last day of the Offering in accordance with the foregoing provisions of this Section 8(b) shall expire on that date.

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                  (c)      Unless the Committee determines before the first day
of an Offering that a higher price that complies with Section 423 of the Code shall apply, the price at which shares of Common Stock may be purchased under each option granted pursuant to Section 8(a) above shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.

                  (d) In addition to any other limitations set forth in the Plan, no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its Parent and Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock which may be purchased by any employee during an Offering in accordance with Section 423(b)(5) of the Code.

                  9.       HOLDING PERIOD.

                  Unless the Committee should determine otherwise, all Common Stock acquired under the Plan is subject to a two year holding period. For purposes of measuring a given two year holding period, the commencement date shall be the date which is one day after the last day of an Offering. During the holding period, no shares acquired through the Plan may be sold, transferred or otherwise disposed, other than by will, the laws of descent and distribution, or if Participant is no longer employed by the Company or its Subsidiaries.

                  10.      NO TRANSFER.

                  (a) No option, right or benefit under the Plan may be transferred by any employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during an employee's lifetime only by such employee.

                  (b) Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the Participating Employee or, if such employee so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship.

                  11.      EFFECTIVE DATE AND DURATION OF PLAN.

                  The Plan shall become effective when adopted by the Board; provided, however, that the stockholders of the Company approve it within 12 months thereafter. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Direc-

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tors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.

                  12.      AMENDMENT AND TERMINATION OF THE PLAN.

                  The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code or under the rules and regulations of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Plan may also be terminated at any time by the Board of Directors.

                  13.      GENERAL PROVISIONS.

                  (a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.

                  (b) No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.

                  (c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any employee.

                  (d) The Plan shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflict of laws of that State.

                  (e) The Plan and each Offering under the Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention.

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